EXHIBIT 10.04

                       EMPLOYMENT AGREEMENT FOR
                            MICHAEL HIRST

                          EMPLOYMENT AGREEMENT

     This Agreement made effective as of the 1st day of August, 1993, between Hart Scientific, Inc. of Pleasant Grove, Utah (hereinafter referred to as the "Hart") and Michael W. Hirst, (hereinafter referred to as the "Mike").

                            W I T N E S S E T H:
                            - - - - - - - - - -
     In consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Hart and Mike agree as follows:

     1.   Employment:
          ----------
Hart hereby employs Mike, and Mike hereby accepts such employment, to perform the Services (as hereinafter defined).

     2.   Term of Employment:
          ------------------

          a. The Initial Term of this Agreement shall begin on the date first above written, and shall end ten years thereafter.

          b. Hart may terminate this Agreement at any time for Cause (as hereinafter defined) with sixty days written notice. Mike may terminate this Agreement at any time after five years by delivering written notice of such termination to Hart ninety days prior to such termination. If Hart terminates this Agreement for any reason other than Cause, Mike shall receive severance of 50% of the remaining amount he would have received under the contract but in no case shall that amount be less than one year's salary.

          c. If Mike terminates this Agreement pursuant to paragraph (b) of this Section, Hart may, at its sole option and discretion waive the 90 day notice period required in Section 2(b) above and allow Mike to terminate this employment with a notice period less than 90 days. Mike shall provide the Services required under Section 3 during each notice period for the compensation provided in Section 4, during which time the provision of this Agreement shall remain in full force and effect.

          d. Should Hart terminate this Agreement for one or more of the following reasons, such termination shall be deemed for purposes of this Agreement to be "With Cause":

              (1) embezzlement or conversion by Mike of significant assets of Hart.

              (2) indictment or conviction of Mike of any felony or any misdemeanor involving a crime of moral turpitude the result of which causes substantial embarrassment or hindrance to Hart.

              (3) violation of any term of this Agreement, including, but not limited to, violation of the trade secrets provisions contained in Section (6) of this Agreement.

              (4)  violation of Section 5, Best Efforts.

     3.   Services:
          --------
Mike, as Vice President of Engineering, shall devote essentially his full time attention and energies to the affairs of Hart and shall perform such duties as may be assigned to him, from time to time, by the Board of Directors. All duties set out in this Section 3 shall be known as "Services" for purposes of this Agreement. Hart shall have the power to determine not only the specific duties which shall be performed by Mike, but also the power to determine, within reason, the means and the manner by which those duties shall be performed.

     4.   Compensation:
          ------------

          a. For all Services rendered by Mike under this agreement, base compensation shall be paid to Mike as follows:

              (1) Mike shall be paid a minimum salary of $82,000 per year, payable in equal installments not less than monthly. Hart shall deduct and withhold all necessary Social Security and withholding taxes and any other similar sums required by law from Mike's salary. The minimum salary can be increased but not lowered by the Board of Directors at anytime during the term of this agreement, unless an across the board reduction in all employees' salaries shall be deemed necessary for the financial well being and health of Hart. Should such a reduction occur, Mike's base salary shall be restored at such a time as all of the employee's return to their previous base salaries. The Board of Directors can also set a higher salary for Mike without causing a change in the minimum.

              (2) Hart will reimburse certain business expenses of Mike as the Board of Directors or Chief Executive Officer from time to time shall specify.

              (3) Mike shall be included in Hart's hospitalization plan and other benefit plans including profit sharing and incentive compensation.

              (4) Hart shall pay premiums for up to $300,000 of life insurance on Mike each year provided such premiums do not cost more than $1000 per year. Mike must pay the annual premium and submit a receipt of reimbursement by the Hart. Failure to pay the annual premium on the part of Mike shall release Hart from any obligation to provide life insurance to him. In addition, Hart is not obligated to provide life insurance for mike should he become uninsurable.

              (5) Mike shall receive 4 weeks of vacation per year. Mike can transfer, or carry over one week of vacation, for a total of 5 weeks in any given year, from one year to the next. Mike shall not be entitled to be reimbursed for unused vacation.

              (6) In the event of accident or term illness which prohibits Mike from performing his normal job for Hart, Hart agrees to continue Mike's salary and benefits for a period of 180 days, even if he is unable to return to work for Hart In addition, Hart, at its expense, agrees to provide Mike with long term disability insurance to cover any long term disabilities beyond the 180 day period covered by Hart. Such insurance shall provide, at the time of disability, salary replacement of up to 50% of his salary including Social Security payments per year through age 65, and not require him to accept jobs outside of his own occupation through age 65.

          b. In addition to the base compensation, Mike shall receive an advisory and consulting salary as follows:

               After ten years and upon the cessation of full-time employment, hart agrees to retain Mike as a consultant and advisor to Hart on an as needed basis for a period of five years at a base compensation of 25% of his annual base salary in the sixth year of this Agreement. For such compensation, he agrees to make up to 500 hours per year of his time available to Hart. This time may be provided on premises, at locations away from Hart while Mike is working on Hart business, by mail and over the phone. In addition, to the compensation provided for in this section, Hart agrees to reimburse him during the consulting period any incidental expenses Mike may incur including travel, phone charges, document preparation and other services necessary for performance of Mike's duties while consulting or advising. Such compensation shall be paid on the 6th day of each month regardless of when or how the services are rendered. At anytime during the five year consulting Agreement, Hart may buy out the balance of the contract for a total price of 50% of the sum of the amounts left to be paid over the remaining years of the contract. All monthly payments will be made as scheduled until the buyout amount is paid in full. The consulting contract shall terminate immediately after the five year term, or upon payment of the buyout, whichever is sooner.

     5.   Best Efforts of Mike:
          --------------------
Mike agrees that he will at all times, faithfully, industriously, and to the best of his ability, experience, and talents perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Hart. If he fails to perform his duties in a competent manner, Hart shall warn Mike in writing identifying the specific deficiencies to be corrected, except those deficiencies may not be the result of illness or disability. If Mike does not correct such deficiencies to the extent an arbiter would require of him in a reasonable time period after being warned, then Mike may be discharged With Cause after three such warnings in one year and failure on Mike's part to correct such deficiencies to the satisfaction of an arbiter.

     6.   Trade Secrets:
          -------------

          a. Mike recognizes that during his employment he will receive, develop, or otherwise acquire information which is of a secret of confidential nature. Except as authorized in writing by Hart, any information of Hart he obtained during the course of his employment relating to inventions, procedures, machinery, apparatus, ideas, technical data, or other information which is of a secret or confidential nature, whether or not acquired or developed by Mike, he shall use his best efforts to keep confidential during the term of his employment.

          b. Mike will communicate to Hart promptly and full all discoveries, improvements, and inventions (hereinafter called ("Inventions") made or conceived by Mike, either solely or jointly with others, during his employment and for six months thereafter, which are specifically related to actual or anticipated business, work, or investigations of Hart or which result from or are suggested by any work Mike may do for Hart; and such Inventions, except as provided below, shall be and remain the sole and exclusive property of Hart or its nominees. Any product, substance or process for which a United States patent has been granted and which product, substance or process is developed directly by Mike during the term of this Agreement, shall be owned one-half by Hart and one-half by him. Hart shall have an exclusive worldwide license to make, use and sell products, substances and processes covered by patents obtained. Hart shall have sole authority to determine when an application for a patent shall be pursued for any product, substance or process. If Hart elects to apply for a patent, all expenses incurred in pursuing any patent shall be borne entirely by Hart. If Hart elects not to apply for a patent, the person who should become vested with an interest in the patent, may pursue a patent application at his sole expense.

          c. Mike will keep and maintain adequate and current written records of all such Inventions, in the form of notes, sketches, drawings, and reports relating thereto, which records shall be the property of and available to Hart at all times. All such records shall remain on the premises of Hart at all times and shall be deemed to be secret and confidential.

          d. Mike will, during and after his employment, without charge to Hart, but at his request and expense, assist Hart and its nominees in every proper way to obtain and vest in it or their title to patents on such inventions in all countries by executing all necessary documents, including applications for patents and assignments thereof.

     7.   Covenant Not to Compete:
          -----------------------
After termination of this Agreement, Mike will not divert or attempt to divert away business from Hart by influencing or attempting to influence any customers of Hart with whom he may have been dealing, provided, however, that the restrictions contained in this sentence shall apply only for a maximum period of two years and to such capacities, functions, operations, and areas as shall be reasonably necessary for the protection of Hart and shall be construed to be thus divisible and enforceable provided that Hart has paid Mike all compensation due under the terms and conditions of this Agreement.
If Hart has not paid the compensation defined herein to him for any reason, this covenant not to compete shall be null and void.

     8.   Successors:
          ----------
Hart will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Hart, by agreement in form and substance reasonably satisfactory to Mike, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Hart would be required to perform it if no such succession had taken place. Failure of Hart to obtain agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle Mike to receive immediate payment in full of all as yet to be paid compensation available during the term of this Agreement, and the additional sum of $200,000 payable immediately and in full by Hart. This $200,000 represents Mike's compensation for the Successor company not agreeing to accept his contract in full upon the succession. It is an additional severance and does not replace any other type of compensation Mike would be entitled to under the terms and conditions of this Agreement.

     9.   Governing Law:
          -------------
This Agreement shall be subject to and governed by the laws of the State of Utah.

     10.  Binding Effect:
          --------------
This Agreement shall be binding upon and inure to the benefit of Hart and Mike and their respective heirs, legal representatives, personal representatives, successors, and assigns.

     11.  Entire Agreement:
          ----------------
This writing contains the entire agreement concerning the employment arrangements between the parties and shall, as of the date hereof, supersede all other arrangements between the parties. No waiver or modification of this Agreement nor of any of the conditions contained herein shall be valid unless in writing and duly signed by the party to be charged therewith.

     12.  Illegal Provisions:
          ------------------
If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, each provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     13.  Section Headings:
          ----------------
Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     14.  Written Consent:
          ---------------
Neither the Agreement nor any right or obligation arising hereunder may be assigned by Mike without the prior written consent of Hart.

     15.  Warranties:
          ----------
All representations, warranties, indemnifications, obligations of confidentiality, rights of confidentiality, proprietary rights and indemnifications shall survive the termination of this Agreement.

     16.  Indemnification:
          ---------------
Hart shall indemnify Mike to the full extent of any expenses, penalties, damages or other pecuniary loss which he may suffer as a result of his responsibilities, obligations or duties in connection with carrying out the employment functions defined in this Agreement and in managing the business of Hart and Hart only, and specifically as a Director and/or Officer of Hart. Such indemnification shall be paid by Hart to Mike to the extent that fiduciary liability or directors and officers insurance is not available to cover the payment of such items. Expenses incurred by Mike in defending a claim against him in a proceeding shall be paid by Hart as incurred and in
advance of the final disposition of such proceeding.   The indemnification
under this Agreement shall continue as to him even though he may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Mike, The indemnification under this Agreement shall cover Mike's service as a Director and/or Officer and all of his acts in such capacity, whether prior to, or on or after the date of the Agreement. This indemnification does not apply to illegal acts.

     17.  Arbitration:
          -----------
Should any dispute arise between the parties concerning the performance of this Agreement, the parties agree to mediation and, if not resolved through such mediation within 30 days, final and binding arbitration in Salt Lake City, Utah in accordance with the rules of the American Arbitration Association subject to Article XII in the case of alleged breach of Articles X or XI. The decision rendered in any arbitration proceedings shall be in writing and shall set forth the basis therefor. The parties shall abide by the award rendered in the arbitration proceedings, and such award may be entered as final, non-appealable judgment, and may be enforced and executed upon, in any court having jurisdiction over the party against whom enforcement of such award is sought. Each of the parties agrees (in connection with any action brought to enforce the arbitration provisions of this section) not to assert in any such action, any claim that it is not subject to the personal jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that such mediation or arbitration may not be enforced by such courts. Each party agrees that service of process may be made upon it by any method authorized by the laws of the State of Utah.

     18.  Costs and Attorneys' Fees:
          -------------------------
If Mike shall incur any costs resulting from enforcement of this Agreement, whether by institution of suit or otherwise, Hart shall be liable to the prevailing party of such costs, including reasonable attorneys' fees.



                                      HART SCIENTIFIC, INC.



                                      By:JAMES C. TRIPLETT
                                         -----------------------------------

                                      MICHAEL W. HIRST
                                      --------------------------------------